UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 10, 2019
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 10, 2019, Lennar Corporation (the “Company”) held its 2019 Annual Meeting of Stockholders. The final results for each of the matters submitted to a vote of stockholders at the meeting were as follows:

(1)	The following individuals were elected as directors to serve until the 2020 Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-votes
Rick Beckwitt	570,415,290	7,280,127	39,033,468
Irving Bolotin	557,292,291	20,403,126	39,033,468
Steven L. Gerard	525,729,999	51,965,418	39,033,468
Theron I. “Tig” Gilliam	546,499,145	31,196,272	39,033,468
Sherrill W. Hudson	547,802,540	29,892,877	39,033,468
Jonathan M. Jaffe	572,019,233	5,676,184	39,033,468
Sidney Lapidus	562,315,356	15,380,061	39,033,468
Teri P. McClure	546,522,024	31,173,393	39,033,468
Stuart Miller	571,623,217	6,072,200	39,033,468
Armando Olivera	573,833,239	3,862,178	39,033,468
Jeffrey Sonnenfeld	556,287,272	21,408,145	39,033,468
Scott Stowell	573,113,221	4,582,196	39,033,468

(2)
Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2019. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining
613,249,499	3,228,523	250,863

(3)
Stockholders approved, on an advisory basis, the compensation of our named executive officers described in the Proxy Statement dated February 28, 2019 relating to the Company’s 2019 Annual Meeting of Stockholders. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
495,694,973	78,147,146	3,853,298	39,033,468

(4)	Stockholders did not approve a stockholder proposal regarding having directors elected by a majority of the votes cast in uncontested elections. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
253,167,974	320,409,756	4,117,687	39,033,468

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2019	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President, Chief Financial Officer and Treasurer